As filed with the Securities and Exchange Commission on May 22, 2009

Registration Statement No. 333-125961

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVEWIRE MOBILE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	04-2814586
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

One Monarch Drive, Suite 203

Littleton, MA 01460

(978) 742-3100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2000 Equity Incentive Plan

(Full Title of the Plan)

Eugene DiDonato, Esq.

Vice President and General Counsel

c/o LiveWire Mobile, Inc.

One Monarch Drive

Suite 203

Littleton, MA  01460

(978) 742-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James R. Kasinger, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See below (1)	N/A	N/A	N/A	N/A

(1)     The registrant is not registering additional securities.

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-125961) of LiveWire Mobile, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 20, 2005 and pertaining to the registration of 2,050,000 shares of common stock, $0.01 par value, of the Company which had been reserved for issuance under the Company’s 2000 Equity Incentive Plan, as amended and restated (the “Registration Statement”).

The offering pursuant to the Registration Statement has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering contemplated thereby, the Company hereby removes from registration securities registered but not sold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, Commonwealth of Massachusetts, on this 22nd day of May 2009.

LIVEWIRE MOBILE, INC.

	By:	/s/ JOEL HUGHES
Joel Hughes
Chief Executive Officer and
Chairman of the Board of Directors
Date: May 22, 2009

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ JOEL HUGHES	Chief Executive Officer and	May 22, 2009
Joel Hughes	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ TODD D. DONAHUE	Chief Financial Officer	May 22, 2009
Todd D. Donahue	(Principal Financial and Accounting Officer)

/s/ THOMAS R. DUSENBERRY	Director	May 22, 2009
Thomas R. Dusenberry

/s/ W. FRANK KING, PH.D.	Director	May 22, 2009
W. Frank King, Ph.D.

/s/ ROBERT M. PONS	Director	May 22, 2009
Robert M. Pons

/s/ PAMELA D.A. REEVE	Director	May 22, 2009
Pamela D.A. Reeve

/s/ JILL C. THOERLE	Director	May 22, 2009
Jill C. Thoerle